UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12 (b) OR 12 (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

REVETT MINERALS INC.
(Exact name of registrant as specified in its charter)

Canada	Not Applicable
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

11115 East Montgomery, Suite G
Spokane Valley, Washington 99206
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Stock, no par value	NYSE AMEX

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.     [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    [ ]

Securities Act registration statement file number to which this Form relates (if applicable): Not applicable

Securities to be registered pursuant to Section 12(g) of the Act: None

Explanatory Note

     This registration statement on Form 8-A is being filed to register the common stock, no par value per share (the “Common Stock”) of Revett Minerals Inc. (the “Company”), a corporation organized under the Canadian Business Corporation Act., under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) in connection with the listing of the Common Stock on the NYSE AMEX LLC. The Common Stock has previously been registered under Section 12(g) of the Exchange Act.

Item 1. Description of Securities to be Registered.

     The description of the Common Stock is set forth under the caption “Item 11. Description of Registrant’s Securities to be Registered” of the Company’s registration statement on Form 10, as amended, as originally filed with the Securities and Exchange Commission on July 20, 2007, and is hereby incorporated by reference herein.

Item 2. Exhibits.

     The following exhibits are filed as part of this report or included herein by reference:

Exhibit No.	Exhibit

2.1*	Agreement and Plan of Reorganization dated February 2, 2005, and the exhibits thereto, by and between Revett Silver Company and Revett Minerals Inc. Previously filed as Exhibit 2.1 to the registrant’s registration statement on Form 10 dated July 20, 2007.

3.1*	Articles of Incorporation of the registrant. Previously filed as Exhibit 3.1 to the registrant’s registration statement on Form 10 dated July 20, 2007.

3.2*	Bylaws of the registrant. Previously filed as Exhibit 3.2 to the registrant’s initial registration statement on Form 10 dated July 20, 2007.

3.3	Amended bylaws of the registrant dated January 19, 2011. Previously disclosed on the registrant’s current report on Form 8-K dated January 24, 2011 and filed herewith.

4.1*	Amended and Restated Rights Agreement between Revett Minerals Inc. and Computershare Investor Services Inc. dated May 10, 2010. Previously filed as Exhibit 3.3 to the registration statement on Form 10 dated July 20, 2007.

* Incorporated by reference

SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Revett Minerals Inc.

Date: May 3, 2011	/s/ John Shanahan

John Shanahan, its president and
principal executive officer